UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2005

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices) (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 30, 2005, Koss Corporation (“Koss”), announced the extension of its licensing agreement for electronics products with Sonigem Products, Inc. (“Sonigem”). The Amendment to the License Agreement with Sonigem will be effective August 1, 2005 (the “Amendment”). The Amendment provides Sonigem with the exclusive right and license to use certain Koss trademarks in Canada in connection with the manufacture, production, distribution and sale of an increased number of licensed products, with the prior approval of Koss. In consideration for these increased rights, the Amendment also provides for increased minimum royalty payments payable to Koss, which may partially offset certain previously disclosed reductions in royalty income for the fiscal year 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated June 30, 2005, announcing the extension of the license agreement with Sonigem Products, Inc. (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2005

KOSS CORPORATION
By:	/s/ Sue Sachdeva
Sue Sachdeva
Vice President—Finance, Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated June 30, 2005, announcing the extension of the license agreement with Sonigem Products, Inc. (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).